Exhibit 99.1

Internet Capital Group Announces Third Quarter Financial Results

Core partner companies report strong Aggregate EBITDA results

ICG Commerce reports 40% quarterly revenue growth from 2008

WAYNE, Pa.--(BUSINESS WIRE)--November 5, 2009--Internet Capital Group, Inc. (NASDAQ: ICGE) today announced that its consolidated revenue in the third quarter ended September 30, 2009 was $22.6 million compared to $17.1 million in the comparable 2008 period. ICG’s consolidated net income in the third quarter was $3.1 million, or $0.08 per diluted share, compared to net income of $22.5 million, or $0.58 per diluted share, in the same period of 2008. Results for the third quarter of 2009 include $8.5 million of net gains, which primarily relate to gains on sales of marketable securities, compared to $34.1 million of net gains in the comparable 2008 period, which primarily relate to the gain on the sale of Creditex. Results for the third quarter of 2009 include the results of Vcommerce up to the date of its acquisition by Channel Intelligence on August 28, 2009.

“Our partner companies continued to report strong aggregate EBITDA results while the challenging economic environment continued to impact revenue growth during the third quarter,” said Walter Buckley, ICG’s Chief Executive Officer. “We are pleased with the exceptional performance at ICG Commerce, as well as healthy growth at Channel Intelligence, Freeborders and Investor Force.”

Aggregate Revenue of ICG’s seven core companies declined 2% year-over-year, to $67.0 million in the 2009 third quarter from $68.1 million in the same period of 2008. Aggregate EBITDA in the third quarter improved to $1.8 million from $(5.3) million in the comparable 2008 quarter. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA for the seven core companies was $3.2 million in the third quarter compared to $(1.2) million in the 2008 quarter.

Through the nine months of 2009, Aggregate Revenue of ICG’s seven core companies improved 6% year-over-year, to $199.9 million from $188.7 million through the same period of 2008. Aggregate EBITDA through the nine months of 2009 improved to breakeven, from $(25.0) million through the comparable 2008 period. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA for the seven core companies was $6.9 million through the nine months of 2009, compared to $(13.8) million through the comparable 2008 period, an improvement of over $20.0 million.

“Our stated goals at the beginning of 2009 were to significantly improve Aggregate EBITDA, exclusive of stock-based compensation and unusual items, while growing revenues,” said Kirk Morgan, ICG’s Chief Financial Officer. “Given our strong EBITDA performance combined with Aggregate Revenue growth year-to-date, we expect to meet those goals.”

ICG Corporate

At September 30, 2009, ICG’s corporate cash balance was $56.2 million, and the value of its holdings related to Blackboard (Nasdaq: BBBB) was $73.8 million, including its hedges and other related receivables. The value of ICG’s equity holdings in GoIndustry (LSE.AIM: GOI) at September 30, 2009 was $9.8 million.

Highlighted Partner Companies

ICG Commerce

ICG Commerce is an outsourced procurement services provider. In the third quarter of 2009, ICG Commerce’s revenue grew to $20.5 million, compared to $14.7 million in the same 2008 period. ICG Commerce’s EBITDA improved to $2.6 million in the third quarter, compared to $0.3 million in the comparable 2008 period. ICG Commerce’s cash balance at September 30, 2009 was approximately $20.6 million. ICG has a 64% ownership position in ICG Commerce.

Metastorm

Metastorm is an enterprise software and services provider that enables its customers to turn business strategies into business processes. Metastorm’s revenue declined to $16.5 million in the third quarter of 2009 from $21.6 million in the comparable 2008 period. Metastorm’s EBITDA declined to $1.1 million in the third quarter compared to $1.5 million in the comparable 2008 period. Metastorm’s cash balance at September 30, 2009 was approximately $8.5 million. ICG has a 33% ownership position in Metastorm.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-578-5771. The international dial-in number is 617-213-8055. The passcode is 99528174.

For those unable to participate in the conference call, a replay will be available from November 5, 2009 at 1:00 p.m. ET until November 12, 2009 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 87331373. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$22,572	$17,104	$66,301	$50,707

Operating Expenses
Cost of revenue	14,402	11,580	42,205	34,526
Selling, general and administrative	8,347	8,336	26,721	26,828
Research and development	2,178	3,219	7,418	7,455
Impairment related and other	1,295	197	5,269	389
Total operating expenses	26,222	23,332	81,613	69,198
	(3,650)	(6,228)	(15,312)	(18,491)

Other income (loss), net	10,226	34,368	11,225	39,856
Interest income	98	317	338	1,550
Interest expense	(49)	(129)	(206)	(206)
Income (loss) before income taxes and equity loss	6,625	28,328	(3,955)	22,709

Income tax benefit (expense)	(516)	224	(884)	(69)
Equity loss	(2,761)	(6,020)	(10,638)	(17,842)
Net income (loss)	$3,348	$22,532	$(15,477)	$4,798
Less: Net income (loss) attributable to the noncontrolling interest	277	34	1,006	1,148
Net income (loss) attributable to ICG	$3,071	$22,498	$(16,483)	$3,650

Basic net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.08	$0.59	$(0.45)	$0.10

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,676	38,437	36,673	38,410

Diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.08	$0.58	$(0.45)	$0.09

Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,740	38,784	36,673	38,880

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$77,468	$89,527
Other current assets	21,443	17,594
Total current assets	98,911	107,121
Marketable securities	67,515	57,367
Hedges of marketable securities	601	6,551
Fixed assets, net	2,489	1,783
Ownership interests in partner companies	85,510	83,751
Goodwill	16,944	26,658
Other assets, net	1,100	2,349
Total assets	$273,070	$285,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$19,202	$23,836
Other non-current liabilities	566	6,918
Total liabilities	19,768	30,754
Equity:
Controlling (ICG) equity	244,293	247,509
Noncontrolling interest	9,009	7,317
Total stockholders' equity	253,302	254,826
Total liabilities and stockholders' equity	$273,070	$285,580

Internet Capital Group
2009 Core Partner Company Information

In the third quarter of 2009, Channel Intelligence, Inc. acquired substantially all of the assets of Vcommerce Corporation, one of ICG's former core partner companies. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the acquisition occurred on January 1, 2008 by excluding Vcommerce Corporation's historical results for all periods presented.

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009
Revenue

Core Company Aggregate Revenue		$58,996	$61,650	$68,096	$68,140	$65,916	$67,006	$66,950
Non-consolidated partner companies		(42,974)	(44,069)	(50,992)	(47,666)	(44,264)	(44,929)	(44,378)
Consolidated Revenue		$16,022	$17,581	$17,104	$20,474	$21,652	$22,077	$22,572

Net Income (Loss)

Core Company Aggregate EBITDA/EBITDA (loss)		$(9,586)	$(10,127)	$(5,298)	$(733)	$(2,961)	$1,209	$1,755
Interest, Taxes, Depreciation/Amortization		(4,745)	(4,923)	(4,666)	(3,960)	(3,684)	(4,838)	(4,842)
Core Company Aggregate Net Income (Loss)		(14,331)	(15,050)	(9,964)	(4,693)	(6,645)	(3,629)	(3,087)
Amount attributable to equity companies / other stockholders / disc. ops		(7,701)	(8,364)	(2,044)	1,154	(3,680)	(1,567)	(1,068)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(6,630)	$(6,686)	$(7,920)	$(5,847)	$(2,965)	$(2,062)	(2,019)
Other holdings equity method companies		(1,102)	168	(900)	(11,406)	(1,669)	(635)	(638)
Corporate general and administrative		(3,814)	(4,149)	(2,555)	(3,202)	(3,521)	(3,258)	(2,947)
Corporate stock-based compensation		(1,618)	(1,568)	(1,510)	(1,339)	(1,079)	(1,047)	(505)
Corporate interest, net		758	347	262	234	124	90	86
Other income(loss)/restructuring/impairments		5,853	(407)	34,791	(5,018)	(1,895)	(1,637)	9,094
Income taxes		-	-	330	-	-	-	-
Consolidated net income (loss)		$(6,553)	$(12,295)	$22,498	$(26,578)	$(11,005)	$(8,549)	$3,071

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009

Aggregate Core Company Information:
Aggregate Revenue		$58,996	$61,650	$68,096	$68,140	$65,916	$67,006	$66,950
Aggregate EBITDA/EBITDA (loss)		$(9,586)	$(10,127)	$(5,298)	$(733)	$(2,961)	$1,209	$1,755
Aggregate Net Loss		$(14,331)	$(15,050)	$(9,964)	$(4,693)	$(6,645)	$(3,629)	$(3,087)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$16,022	$16,300	$15,246	$18,199	$19,766	$20,432	$21,493
ICG Commerce (64%) (3)
Investor Force Holdings, Inc. (81%)	Expenses other than interest, taxes, depreciation and amortization	(15,864)	(15,606)	(15,966)	(16,606)	(18,162)	(18,549)	(19,864)
	EBITDA/EBITDA (loss)	$158	$694	$(720)	$1,593	$1,604	$1,883	$1,629
	Interest	58	34	43	53	13	4	9
	Taxes	(53)	(239)	(107)	(288)	53	(421)	(516)
	Depreciation/Amortization	(283)	(319)	(316)	(351)	(301)	(302)	(299)
	Net income (loss)	$(120)	$170	$(1,100)	$1,007	$1,369	$1,164	$823

Equity Method Core Companies (Ownership %): (2)
	Revenue	$42,974	$45,350	$52,850	$49,941	$46,150	$46,574	$45,457
Channel Intelligence, Inc. (50%) (4)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(52,718)	(56,171)	(57,428)	(52,267)	(50,715)	(47,248)	(45,331)
Metastorm (33%) (3)	EBITDA/EBITDA (loss)	$(9,744)	$(10,821)	$(4,578)	$(2,326)	$(4,565)	$(674)	$126
StarCite, Inc. (36%)	Interest	(147)	(179)	(194)	(405)	(367)	(413)	(362)
WhiteFence, Inc. (36%)	Taxes	(623)	(362)	(76)	969	590	(213)	(182)
	Depreciation/Amortization	(3,697)	(3,858)	(4,016)	(3,938)	(3,672)	(3,493)	(3,492)
	Net loss	$(14,211)	$(15,220)	$(8,864)	$(5,700)	$(8,014)	$(4,793)	$(3,910)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following seven companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, and WhiteFence. ICG's ownership in these seven core companies ranged from 31% to 81% and averaged 47% at September 30, 2009.

(3) ICG Commerce Holdings, Inc. is defined as "ICG Commerce" and Metastorm Inc. is defined as "Metastorm" throughout this release.

(4) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009
Aggregate EBITDA/EBITDA (Loss)		$(9,586)	$(10,127)	$(5,298)	$(733)	$(2,961)	$1,209	$1,755

Stock-based compensation		1,411	1,209	1,243	700	900	987	1,045
Severance/restructuring/other		320	-	657	1,680	530	1,206	387
Settlement charges		-	410	-	-	1,250	-	-
Litigation related charges		300	844	653	384	598	-	-
IPO related charges		-	-	-	1,893	-	-	-
Integration costs		1,305	1,340	1,560	310	-	-	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items		$(6,250)	$(6,324)	$(1,185)	$4,234	$317	$3,402	$3,187

Internet Capital Group
2009 Core Partner Company Information

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results
		Year To Date Ended
		Sep 30, 2008	Sep 30, 2009
Revenue

Core Company Aggregate Revenue		$188,742	$199,872
Non-consolidated partner companies		(138,035)	(133,571)
Consolidated Revenue		$50,707	$66,301

Net Income (Loss)

Core Company Aggregate EBITDA/EBITDA (loss)		$(25,011)	$3
Interest, Taxes, Depreciation/Amortization		(14,334)	(13,363)
Core Company Aggregate Net Income (Loss)		(39,345)	(13,360)
Amount attributable to equity companies / other stockholders / disc. ops		(18,109)	(6,314)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(21,236)	$(7,046)
Other holdings equity method companies		(1,834)	(2,942)
Corporate general and administrative		(10,518)	(9,726)
Corporate stock-based compensation		(4,696)	(2,631)
Corporate interest, net		1,367	300
Other income(loss)/restructuring/impairments		40,237	5,562
Income taxes		330	-
Consolidated net income (loss)		$3,650	$(16,483)

		Year To Date Ended
		Sep 30, 2008	Sep 30, 2009

Aggregate Core Company Information:
Aggregate Revenue		$188,742	$199,872
Aggregate EBITDA/EBITDA (loss)		$(25,011)	$3
Aggregate Net Loss		$(39,345)	$(13,360)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$47,568	$61,691
ICG Commerce (64%) (3)
Investor Force Holdings, Inc. (81%)	Expenses other than interest, taxes, depreciation and amortization	(47,436)	(56,575)
	EBITDA/EBITDA (loss)	$132	$5,116
	Interest	135	26
	Taxes	(399)	(884)
	Depreciation/Amortization	(918)	(902)
	Net income (loss)	$(1,050)	$3,356

Equity Method Core Companies (Ownership %): (2)
	Revenue	$141,174	$138,181
Channel Intelligence, Inc. (50%) (4)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(166,317)	(143,294)
Metastorm (33%) (3)	EBITDA/EBITDA (loss)	$(25,143)	$(5,113)
StarCite, Inc. (36%)	Interest	(520)	(1,142)
WhiteFence, Inc. (36%)	Taxes	(1,061)	195
	Depreciation/Amortization	(11,571)	(10,656)
	Net loss	$(38,295)	$(16,716)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following seven companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, and WhiteFence. ICG's ownership in these seven core companies ranged from 31% to 81% and averaged 47% at September 30, 2009.

(3) ICG Commerce Holdings, Inc. is defined as "ICG Commerce" and Metastorm Inc. is defined as "Metastorm" throughout this release.

(4) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG and does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Year To Date Ended
		Sep 30, 2008	Sep 30, 2009
Aggregate EBITDA/EBITDA (Loss)		$(25,011)	$3

Stock-based compensation		3,863	2,932
Severance/restructuring/other		977	2,123
Settlement charges		410	1,250
Litigation related charges		1,797	598
Integration costs		4,205	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items		$(13,759)	$6,906

INTERNET CAPITAL GROUP, INC.

September 30, 2009

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Noncontrolling interest” in the Company’s Consolidated Balance Sheets and “Net income (loss) attributable to the noncontrolling interest” on the Company’s Consolidated Statements of Operations. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended September 30, 2009, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce (substantially all assets were sold on August 28, 2009). During the three months ended September 30, 2008, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets. When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended September 30, 2009, the Company accounted for eight of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended September 30, 2009, the Company accounted for six of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q3		FYTD
Gains (losses):	2009	2008	2009	2008
Other gains (losses):
Gain on Creditex sale	$—	$34.8	$0.4	$34.8
Sales of marketable securities	14.0	1.4	14.1	1.4
Unrealized gain/(loss) on mark-to-market of hedges	(3.4)	(1.7)	(6.0)	0.6
Sales of partner companies	—	—	2.2	3.1
Dilution loss on equity method partner company	(0.4)	—	(0.4)	—
Other, net	—	(0.1)	1.0	—
Other Income (Loss)	$10.2	$34.4	$11.3	$39.9
Impairment of consolidated partner company	$(1.1)	$—	$(4.9)	$—
Impairment of equity method partner company	$—	$—	$(0.5)	$—
Income tax benefit (expense)	$(0.5)	$0.2	$(0.9)	$(0.1)
ICG’s share of Partner Company charges, net	$(0.1)	$(0.5)	$(1.3)	$(1.1)
	$8.5	$34.1	$3.7	$38.7
Stock-based compensation – Corporate and Consolidated Partner Companies	$(0.7)	$(1.7)	$(3.1)	$(5.3)

Aggregate Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for these companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “Aggregate EBITDA.” ICG refers to the Aggregate Revenue of its core partner companies as “Aggregate Revenue.” We report Aggregate Revenue and Aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain of the financial measures used by ICG’s management to evaluate the performance of core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

Certain components of historical reported amounts of core company aggregate information are recast from quarter to quarter. The following table reconciles certain prior quarterly components of core company aggregate information amounts reported in our second quarter earnings release, dated July 30, 2009, to what is reported in this release.

Aggregate Core Company information:	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009
($ in thousands)

Aggregate Revenue reported in Q2 09	$60,726	$63,585	$69,954	$70,415	$67,802	$68,651
Revenue of disposed Partner Company	1,730	1,935	1,858	2,275	1,886	1,645
Aggregate Revenue reported in this release	$58,996	$61,650	$68,096	$68,140	$65,916	$67,006

Aggregate EBITDA/EBITDA (loss) reported in Q2 2009	$(11,508)	$(11,908)	$(6,680)	$(2,040)	$(3,390)	$817
EBITDA loss of disposed Partner Company	(1,922)	(1,781)	(1,382)	(1,307)	(429)	(392)
Aggregate EBITDA/EBITDA (loss) reported in this release	$(9,586)	$(10,127)	$(5,298)	$(733)	$(2,961)	$1,209

Aggregate Net Loss reported in Q2 2009	$(16,501)	$(17,024)	$(11,554)	$(6,204)	$(7,226)	$(4,152)
Net loss of disposed Partner Company	(2,170)	(1,974)	(1,590)	(1,511)	(581)	(523)
Aggregate Net Loss reported in this release	$(14,331)	$(15,050)	$(9,964)	$(4,693)	$(6,645)	$(3,629)

Core Company Adjusted Aggregate EBITDA Reconciliation

We also report Aggregate EBITDA for our core companies exclusive of stock-based compensation and unusual items. ICG’s management considers charges unusual when they are transactional driven or non-recurring. ICG’s management believes this non-GAAP financial measure provides useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

This line item represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate general and administrative expenses increased during the three months ended September 30, 2009 from the three months ended September 30, 2008. During the three months ended September 30, 2008, ICG reduced the estimated accrual related to the Internet Capital Group 2008 Performance Plan which reduced corporate general and administrative expenses versus 2009.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene
Investor Relations
610-727-6900
IR@internetcapital.com